Exhibit 99.1

June 4, 2015

Frontier Communications Prices Offerings of $750 Million of Common Stock and $1.750 Billion of Mandatory Convertible Preferred Stock

STAMFORD, Conn.—(BUSINESS WIRE)— Frontier Communications Corporation (NASDAQ:FTR) announced today that it has priced its previously announced registered offerings of $750 million of common stock, par value $0.25 per share, at a public offering price of $5.00 per share, and $1.750 billion of 11.125% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), at a public offering price of $100.00 per share. Pursuant to the offerings, Frontier has granted the underwriters a 30-day option to purchase from Frontier up to an additional 15,000,000 shares of common stock and up to an additional 1,750,000 shares of Mandatory Convertible Preferred Stock, in each case at the public offering price per share. The offerings are expected to close on or about June 10, 2015, subject to customary closing conditions.

Frontier intends to use the proceeds from the offerings to finance a portion of the cash consideration payable in connection with Frontier’s previously announced acquisition of the wireline properties of Verizon Communications Inc. in California, Florida and Texas and to pay related fees and expenses. The acquisition is expected to close in the first half of 2016. The closings of these offerings are not conditioned on each other or on the closing of the acquisition.

The joint book-running managers for the offerings are J.P. Morgan Securities LLC, BofA Merrill Lynch and Citigroup Global Markets Inc. and the co-managers for the offerings are Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Mizuho Securities, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC. You may obtain a final prospectus supplement for either offering by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, at (866) 803-9204 (toll free), BofA Merrill Lynch at 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A shelf registration statement relating to the common stock and preferred stock became effective on April 20, 2015, and the offering is being made by means of a separate prospectus supplement for each offering.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, data security solutions and bundled offerings for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states. Frontier’s approximately 17,800 employees are based entirely in the United States.

Forward-Looking Statements

This press release contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target” and similar expressions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to our ability to consummate the financings on the terms described in this press release or at all; risks related to our pending acquisition of properties from Verizon, including our ability to complete the acquisition of such operations; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including the registration statement, the prospectus supplements relating to the offerings of common stock and preferred stock and our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Frontier Communications Corporation

INVESTORS:

John Gianukakis, 203-614-5708

Vice President and Treasurer

john.gianukakis@ftr.com

or

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

MEDIA:

Brigid Smith, 203-614-5042

AVP, Corporate Communications

brigid.smith@ftr.com

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